Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
K12 Inc.
Herndon, Virginia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated September 25, 2007, except for Note 15, as to which the date is November 2, 2007, relating to the consolidated financial statements and schedules of K12, Inc. included in its Registration Statement on Form S-1 (No. 333-144894), filed with the U.S. Securities and Exchange Commission.
/s/ BDO Seidman, LLP
Bethesda, Maryland
January 2, 2008